Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

Barfresh Food Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.000001 per share	Other	474,432	(2)	$6.73	(3)	$3,192,927	$92.70 per $1,000,000	$295.98
Equity	Common Stock, par value $0.000001 per share	Other	638,860	(4)	$7.52	(5)	$4,804,227	$92.70 per $1,000,000	$445.37
Equity	Common Stock, par value $0.000001 per share	Other	32,861	(6)	$6.73	(3)	$221,155		$20.49
	Total Offering Amounts						$8,218,309		$761.84
	Total Fee Offsets								—
	Net Fee Due								$761.84

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock, par value $0.000001 per share (“Common Stock”) that become issuable under the Registrant’s 2015 Equity Incentive Plan (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration or conversion of the Registrant’s Common Stock that increases the number of outstanding shares of Common Stock.

(2)	Represents 474,432 shares of Common Stock reserved and available for issuance under the 2015 Plan as of the date of this Registration Statement. As of the date hereof, 638,860 shares of Common Stock are subject to options outstanding, and 32,861 shares of Common Stock are subject to restricted stock units outstanding under the 2015 Plan.

(3)	Pursuant to Rule 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $6.73, which is the average of the high and low prices of shares of Common Stock on The Nasdaq Capital Market on April 22, 2022 (such date being within five business days of the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission (the “SEC”)).

(4)	Represents 638,860 shares of Common Stock issuable upon the exercise of outstanding stock options granted under the 2015 Plan.

(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $7.52 per share, the weighted-average exercise price of stock option awards outstanding under the 2015 Plan as of the date of this Registration Statement.

(6)	Represents 32,861 shares of Common Stock issuable upon the vesting of outstanding restricted stock units granted under the 2015 Plan.